EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-263913, 333-230895) and Form S-8 (Nos. 333-282410, 333-256981, 333-224642,  333-190241, 333-186055, 333-182144, and 333-130517 ) of Perma-Pipe International Holdings, Inc. of our report dated May 1, 2025 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

May 1, 2025